UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

THE WALT DISNEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-11605	83-0940635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

TWDC Holdco 613 Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 20, 2019 (the “Merger Effective Date”), pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2018, among Twenty-First Century Fox, Inc. (“21CF”), TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Old Disney”), The Walt Disney Company (formerly known as TWDC Holdco 613 Corp.) (“Disney”), WDC Merger Enterprises I, Inc. and WDC Merger Enterprises II, Inc., Disney acquired all of the outstanding shares of 21CF and Old Disney through a transaction in which:  (i) WDC Merger Enterprises I, Inc. merged with and into Old Disney, with Old Disney surviving such merger as a wholly owned subsidiary of Disney (the “Disney Merger”) and (ii) WDC Merger Enterprises II, Inc. merged with and into 21CF, with 21CF surviving such merger as a wholly owned subsidiary of Disney (the “21CF Merger” and, together with the Disney Merger, the “Mergers”).  As a result of the Mergers, among other things, Disney became the ultimate parent of Old Disney, 21CF and their respective subsidiaries. Effective as of the effective time of the Disney Merger, which occurred at 12:01 a.m. Eastern Time on the Merger Effective Date (the “Disney Effective Time”), Disney changed its name to “The Walt Disney Company” and Old Disney changed its name to “TWDC Enterprises 18 Corp.”.

Pursuant to the Merger Agreement, prior to the consummation of the Mergers, 21CF engaged in an internal restructuring whereby it transferred to Fox Corporation (“FOX”) a portfolio of 21CF’s news, sports and broadcast businesses, including the FOX News Channel, FOX Business Network, FOX Broadcasting Company, FOX Sports, FOX Television Stations Group, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network and certain other assets, and FOX assumed from 21CF certain liabilities associated with such businesses (the “Separation”). 21CF retained all assets and liabilities not transferred to FOX, including the 20th Century Fox Film and Television studios and certain cable and international television businesses. Following the Separation, effective at 7:25 a.m. Eastern Time on March 19, 2019 (the “Closing Date”), 21CF distributed all of the issued and outstanding common stock of FOX to the holders of the outstanding shares of 21CF Common Stock (as defined below) (other than holders of the shares held by subsidiaries of 21CF (the “Hook Stock Shares”)) on a pro rata basis (the “Distribution”) pursuant to a recapitalization merger in accordance with the terms of the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, by and between 21CF and 21CF Distribution Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of 21CF. Because the Distribution Adjustment Multiple (as defined in the Merger Agreement) was calculated to be approximately 1.357190, 0.263183 of each share of 21CF Common Stock outstanding at the time of the Distribution was exchanged for 1/3 of one share of FOX common stock of the same class.  Prior to the Distribution, FOX paid to 21CF a cash dividend in the amount of $8.5 billion.

The Merger Agreement and the transactions contemplated thereby, including the Mergers, the Separation and the Distribution, were previously described in the Registration Statement on Form S-4 (Registration No. 333-225850) filed by Disney (as amended, the “Registration Statement”) and the definitive joint proxy statement/prospectus of Old Disney and 21CF, dated June 28, 2018 (as supplemented, the “Joint Proxy Statement/Prospectus”).

This Current Report on Form 8-K is being filed for the purpose of establishing Disney as the successor issuer to Old Disney pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain events with respect to Disney in connection with the consummation of the Mergers.

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreements

On March 15, 2019, Disney entered into (a) a 364-Day Bridge Credit Agreement (the “$20,700,000,000 Credit Agreement”), among Disney, as the borrower, the lenders party thereto, Citibank, N.A., as a co-administrative agent, and JPMorgan Chase Bank, N.A., as a co-administrative agent and as the designated agent, which provides for advances to be made available to Disney in an aggregate principal amount of up to $20,700,000,000 (the “$20,700,000,000 Credit Facility”) and (b) a 364-Day Credit Agreement (the “$15,000,000,000 Credit Agreement” and, together with the $20,700,000,000 Credit Agreement, the “Credit Agreements”), among Disney, as the borrower, the lenders party thereto, Citibank, N.A., as a co-administrative agent, and JPMorgan Chase Bank, N.A., a co-administrative agent and as designated agent, which provides for advances to be made available to Disney in an aggregate principal amount of up to $15,000,000,000 (the “$15,000,000,000 Credit Facility” and, together with the $20,700,000,000 Credit Facility, the “Credit Facilities”).  On the Merger Effective Date, Disney borrowed loans under the $20,700,000,000 Credit Facility in an aggregate principal amount equal to $16,100,000,000, and Disney borrowed loans under the $15,000,000,000 Credit Facility in an aggregate principal amount equal to $15,000,000,000.  The proceeds of the Credit Facilities were used solely for purposes of financing the cash portion of the consideration payable in the 21CF Merger and paying fees, costs and expenses incurred in connection with the Mergers and the other transactions contemplated by the Merger Agreement.  As of the Merger Effective Date, each of the Credit Facilities is guaranteed by Old Disney and each of the Credit Facilities is unsecured.

The applicable interest rate for borrowings under the Credit Agreements includes interest rate spreads based on Disney’s public debt rating that range between 0.750% and 1.125% for Eurocurrency Rate (as defined in the Credit Agreements) borrowings and 0.000% and 0.125% for Base Rate (as defined in the Credit Agreements) borrowings.  Disney will also be required to pay a duration fee payable 90 days, 180 days and 270 days after the Merger Effective Date equal to 0.50%, 0.75% and 1.00%, respectively, of the aggregate principal amount of borrowings outstanding under the $20,700,000,000 Credit Facility on such date, as well as customary agency fees under each of the Credit Agreements.

The Credit Facilities will mature 364 calendar days following the Merger Effective Date. The advances may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of Eurocurrency Rate borrowings.

The Credit Agreements contain customary affirmative and negative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, maintenance of existence, compliance with laws, and limitations on mergers.  The Credit Agreement also requires Disney to maintain a minimum ratio of Consolidated EBITDA to Consolidated Interest Expense (as each such term is defined in the Credit Agreements) of 3.00 to 1.00 as of the last day of each period of four consecutive fiscal quarters.

The Credit Agreements contain default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, bankruptcy and related events, material judgments and the failure of the guaranty to be in full force and effect. If an event of default occurs under either of the Credit Agreements, then the lenders under such Credit Agreement may, among other things, declare the applicable outstanding Credit Facility and all other amounts owing under such Credit Agreement immediately due and payable.

Certain lenders under the Credit Agreements have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for Disney, for which they received or will receive customary fees and expenses.

The foregoing description of the Credit Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and each is incorporated herein by reference.

Guarantees of Outstanding Old Disney Indebtedness by Disney

On the Merger Effective Date, Old Disney, as issuer, Disney, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “2001 Indenture Trustee”), entered into a first supplemental indenture (the “First Supplemental Indenture to the 2001 Indenture”) to the Indenture dated as of September 24, 2001 (the “2001 Indenture”) between Old Disney and the 2001 Indenture Trustee, pursuant to which Disney fully and unconditionally guarantees, on a senior basis, the payment obligations of Old Disney with respect to all securities issued under the 2001 Indenture.

The foregoing summary is qualified in its entirety by reference to the text of the First Supplemental Indenture to the 2001 Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On the Merger Effective Date, Disney executed a guarantee undertaking pursuant to which Disney fully and unconditionally guarantees, on a senior basis, all outstanding 2.125% Notes due 2022 issued by Old Disney under its U.S. $4,000,000,000 Programme for the Issuance of Debt Instruments established on February 15, 2017, as amended.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, the Disney Merger was consummated and became effective as of the Disney Effective Time, and the 21CF Merger was consummated and became effective as of 12:02 a.m. Eastern Time on the Merger Effective Date (the “21CF Effective Time”).  As a result of the Mergers, among other things, Disney became the ultimate parent of Old Disney, 21CF and their respective subsidiaries.  The Mergers and the Merger Agreement were previously described in the Registration Statement and the Joint Proxy Statement/Prospectus.

Pursuant to the Merger Agreement, at the Disney Effective Time, each share of Old Disney common stock, par value $0.01 per share (“Old Disney Common Stock”), and each share of Old Disney series A preferred stock, par value $0.01 per share (together, “Old Disney Stock”) issued and outstanding immediately prior to the Disney Merger was converted into one share of Disney stock of the same class.

Pursuant to the Merger Agreement, at the 21CF Effective Time, each share of 21CF class A common stock, par value $0.01 per share, and 21CF class B common stock, par value $0.01 per share (together, “21CF Common Stock”) issued and outstanding immediately prior to the 21CF Effective Time (other than (i) shares held in treasury by 21CF that were not held on behalf of third parties and (ii) the Hook Stock Shares) was, subject to the proration procedures described below, exchanged for $51.572626 in cash (the “Per Share Value,” and such consideration, the “Cash Consideration”) or 0.4517 shares of common stock, par value $0.01 per share, of Disney (“Disney Common Stock,” and such consideration, the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”).  In accordance with the Merger Agreement, the Per Share Value was calculated as follows:

Per Share Value = {[50.0% * ($38.00 + (Equity Adjustment Amount ÷ 1,877,000,000)] + {50.0% * Average Parent Stock Price * [Base Exchange Ratio + (Equity Adjustment Amount ÷ $195,069,102,000.00)]}} * the Distribution Adjustment Multiple.

Based on the final estimate of the Transaction Tax (as defined in the Merger Agreement) of $6,500,000,000, the Equity Adjustment Amount was $0.  Because the Average Parent Stock Price (as defined in the Merger Agreement), which was determined based on the volume weighted average trading price of a share of Old Disney Common Stock on the New York Stock Exchange (the “NYSE”) over the fifteen consecutive trading day period ending on (and including) the trading day that was three trading days prior to the Merger Effective Date, was $114.1801, the Base Exchange Ratio (as defined in the Merger Agreement) was 0.3328. The number of shares of Disney Common Stock comprising the Stock Consideration was determined by dividing the Per Share Value by the Average Parent Stock Price.  Disney issued approximately 306,844,635 shares of Disney Common Stock to former holders of 21CF Common Stock. No fractional shares of Disney Common Stock are being issued and cash is being paid in lieu thereof.

The aggregate implied value of the consideration paid to former holders of 21CF Common Stock pursuant to the 21CF Merger was approximately $71 billion, including $35.7 billion in cash and approximately $35 billion in Disney Common Stock.

The election results with respect to the form of Merger Consideration were as follows:

•	Holders of approximately 499,851,490.660098 shares of 21CF Common Stock outstanding (or 36.44%) immediately prior to the 21CF Effective Time elected to receive the Stock Consideration.

•	Holders of approximately 704,595,899.751058 shares of 21CF Common Stock outstanding (or 51.37%) immediately prior to the 21CF Effective Time elected to receive the Cash Consideration.

•	Holders of approximately 167,141,699.891581 shares of 21CF Common Stock outstanding (or 12.19%) immediately prior to the 21CF Effective Time made no election.

The cash election was oversubscribed. Therefore, each share of 21CF Common Stock in respect of which a valid cash election was made by 5:00 p.m. New York City time on March 14, 2019 (the “Election Deadline”) was exchanged for 0.007929 shares of Disney Common Stock and $50.667340 in cash.  Shares of 21CF Common Stock with respect to which a valid stock election or no valid election was made by the Election Deadline were exchanged for 0.4517 shares of Disney Common Stock.

In addition, pursuant to the Merger Agreement, at the 21CF Effective Time or Disney Effective Time, as applicable, Disney assumed any outstanding awards granted under the equity-based incentive plans of 21CF and Old Disney (including the shares underlying such awards), the award agreements evidencing the grants of such awards and the remaining shares available for issuance under the applicable plan, in each case subject to adjustments to such awards in the manner set forth in the Merger Agreement.

The shares of Old Disney Common Stock, which traded under the symbol “DIS” on the NYSE, and 21CF Common Stock, which traded under the symbol “FOXA” and “FOX” on the Nasdaq Global Select Market (“Nasdaq”), were suspended from trading on the NYSE and Nasdaq, respectively, prior to the open of trading on the Merger Effective Date.  Shares of Disney Common Stock continued regular-way trading on the NYSE using Old Disney’s trading history under the ticker symbol “DIS” immediately following the suspension of trading of Old Disney Common Stock.

This Current Report on Form 8-K establishes Disney as the successor issuer to Old Disney pursuant to Rule 12g-3(a) under the Exchange Act.  Pursuant to 12g-3(d) under the Exchange Act, shares of Disney Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and Disney is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder.  Disney hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.  The description of Disney Common Stock set forth in the Joint Proxy Statement/Prospectus is incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Old Disney’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2018, and is incorporated herein by reference.

The above description of the Merger Agreement has been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Disney, Old Disney, 21CF, FOX or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Disney’s, Old Disney’s, 21CF’s or FOX’s public disclosures.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the “Explanatory Note” and Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Prior to the Disney Effective Time, Disney was a direct wholly owned subsidiary of Old Disney. Pursuant to the Merger Agreement, at the Disney Effective Time, all shares of Disney Common Stock owned by Old Disney immediately prior to the Disney Effective Time were cancelled without payment therefor. Following this cancellation and the issuance of shares of Disney Common Stock in the Mergers, the shares of Disney Common Stock became held solely by former Old Disney stockholders and former 21CF stockholders.

The information set forth in the “Explanatory Note” and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Mergers, on the Closing Date, Disney’s board of directors (the “Board”) approved an increase in the size of the Board from two to nine directors, effective as of the Disney Effective Time.  On the Merger Effective Date, immediately prior to the Disney Effective Time, Kevin Mayer and James Kapenstein, members of the Board since Disney’s incorporation, resigned from the Board, and the directors of Old Disney immediately prior to the Disney Effective Time became the directors of Disney.  The names of the directors of Disney are as follows: Robert A. Iger, Susan E. Arnold, Mary T. Barra, Safra A. Catz, Francis A. deSouza, Michael Froman, Maria Elena Lagomasino, Mark G. Parker and Derica W. Rice.

Committee Appointments

Effective as of the Disney Effective Time, the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee of the Board are comprised of the same directors as those who comprised such committees of the board of directors of Old Disney immediately prior to the Disney Effective Time.  The composition of each of the committees of the Board is indicated below:

Audit Committee
Safra A. Catz (Chair)
Francis A. deSouza
Michael Froman

Compensation Committee
Maria Elena Lagomasino (Chair)
Mary T. Barra
Mark G. Parker

Governance and Nominating Committee
Susan E. Arnold (Chair)
Maria Elena Lagomasino
Derica W. Rice

Executive Committee
Susan E. Arnold
Robert A. Iger

Executive Officers

In connection with the Mergers, on the Merger Effective Date, the officers of Old Disney immediately prior to the Disney Effective Time became the officers of Disney.  The names of the executive officers of Disney and their respective positions are indicated below:

Robert A. Iger	Chairman and Chief Executive Officer
Alan Braverman	Senior Executive Vice President, General Counsel and Secretary
Christine M. McCarthy	Senior Executive Vice President and Chief Financial Officer
Zenia Mucha	Senior Executive Vice President and Chief Communications Officer
Jayne Parker	Senior Executive Vice President and Chief Human Resources Officer

Compensatory Plans and Arrangements

In connection with the Mergers, on the Merger Effective Date, Disney assumed the sponsorship of certain equity incentive plans of Old Disney or 21CF, as applicable, including the following plans, as well as any rights and obligations of Old Disney or 21CF thereunder:  (i) the Old Disney/Pixar Amended and Restated 2004 Equity Incentive Plan; (ii) the Old Disney Amended and Restated 2011 Stock Incentive Plan; and (iii) the 21CF 2013 Long-Term Incentive Plan.  In addition to assuming any outstanding awards granted under the plans listed above (including the shares underlying such awards) and the award agreements evidencing the grants of such awards, Disney assumed the remaining shares available for issuance under the applicable plan, including any awards granted to Disney’s directors or executive officers, in each case subject to adjustments to such awards in the manner set forth in the Merger Agreement. In addition, in connection with the Mergers, on the Merger Effective Date, Disney assumed certain employment agreements maintained or entered into by Old Disney, including those to which certain executive officers of Disney are party, as well as any rights and obligations of Old Disney thereunder.

Additional information required by Items 5.02(c), (d) and (e) is included in (i) the Joint Proxy Statement/Prospectus, (ii) Old Disney’s definitive annual proxy statement filed with the SEC on January 11, 2019 and (iii) Old Disney’s Current Reports on Form 8-K filed on September 13, 2018 and is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in connection with the Mergers, Disney restated its Certificate of Incorporation and Bylaws to contain provisions identical to the certificate of incorporation and bylaws of Old Disney immediately prior to the Disney Effective Time. Effective as of the Disney Effective Time, Disney amended its Restated Certificate of Incorporation and Amended and Restated Bylaws to change Disney’s name to “The Walt Disney Company”.

The Restated Certificate of Incorporation, Certificate of Amendment to the Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended and currently in effect, are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On the Closing Date, Old Disney issued a press release announcing the closing of the transaction, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of 21CF required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K not later than 71 calendar days after the date of this initial report.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K not later than 71 calendar days after the date of this initial report.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1
Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, among The Walt Disney Company, TWDC Enterprises 18 Corp., Twenty-First Century Fox, Inc., WDC Merger Enterprises I, Inc. and WDC Merger Enterprises II, Inc. (incorporated by reference to Exhibit 2.1 to TWDC Enterprises 18 Corp.’s Current Report on Form 8-K, filed with the SEC on June 21, 2018).*

3.1	Restated Certificate of Incorporation of The Walt Disney Company, effective as of March 19, 2019.

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of The Walt Disney Company, effective as of March 20, 2019.

3.3	Amended and Restated Bylaws of The Walt Disney Company, effective as of March 20, 2019.

4.1
First Supplemental Indenture to the Indenture dated as of September 24, 2001 between TWDC Enterprises 18 Corp. and the 2001 Indenture Trustee, dated as of March 20, 2019, by and among TWDC Enterprises 18 Corp., as issuer, The Walt Disney Company, as guarantor, and Wells Fargo Bank, National Association, as trustee.

10.1
364-Day Bridge Credit Agreement, dated as of March 15, 2019, among The Walt Disney Company, as the borrower, the lenders party thereto, Citibank, N.A., as a co-administrative agent, and JPMorgan Chase Bank, N.A., as a co-administrative agent and as the designated agent.

10.2
364-Day Credit Agreement, dated as of March 15, 2019, among The Walt Disney Company, as the borrower, the lenders party thereto, Citibank, N.A., as a co-administrative agent, and JPMorgan Chase Bank, N.A., as a co-administrative agent and as the designated agent.

99.1	Press Release of TWDC Enterprises 18 Corp., dated March 19, 2019.

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By:	/s/ Jolene E. Negre
	Name:	Jolene E. Negre
	Title:	Associate General Counsel

Date:  March 20, 2019